Exhibit 99.1

ASTROTECH REPORTS FISCAL YEAR 2024 FINANCIAL RESULTS

Austin, Texas – September 19, 2024 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the fiscal year ended June 30, 2024.

Financial Highlights & Fiscal Year Developments

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Revenue increased to $1.7 million as Astrotech’s subsidiary, 1st Detect, gained traction in the international passenger market with its explosives trace detectors (“ETD”). Gross margin increased to 45% for the year compared to 41% in the prior period, due to a higher proportion of recurring revenue.

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The U.S. Transportation Security Administration (“TSA”) approved the TRACER 1000 for the Air Cargo Security Technology List, which permits air cargo companies in the United States to use our equipment in their operations. This action advances the TRACER 1000 to Stage II testing and allows us to sell the TRACER 1000 to air cargo companies in the United States. In Stage II testing, the Company will begin field trials with the TSA. If field trials are successful, the TRACER 1000 will be added to the "qualified" list.

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The Company has entered into Developmental Test and Evaluation in which the Transportation Security Laboratory ("TSL") will test the TRACER 1000 and work with 1st Detect to ensure its readiness to enter certification testing for TSA checkpoint testing. The certification test is then completed by the Independent Test & Evaluation department of TSL. As of the fiscal year 2023 budget the TSA had over 6,000 ETD units at checkpoint and baggage screening points which we believe would benefit from utilizing our AMS Technology.

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1st Detect began accepting orders for the TRACER 1000 Narcotics Trace Detector (“NTD”) from worldwide customers. The TRACER 1000 NTD is a high-performance laboratory instrument capable of rapid detection of trace levels of narcotic compounds in seconds. The TRACER 1000 NTD and the TRACER 1000 ETD together provide a comprehensive protection platform that can be applied across various markets including airports, border security, checkpoint, cargo, and infrastructure security, correctional facilities, military, and law enforcement.

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The TRACER 1000 NTD and the TRACER 1000 ETD are now registered with the U.S. General Services Administration ("GSA") IT Schedule 70 under Contract No. GS-35F-250GA with SRI Group LLC, Special Item Number 334290.   The IT Schedule 70 is a long-term contract issued by the GSA to commercial technology vendors that allows sales to the U.S. federal government, one of the largest buyers of goods and services in the world.  1st Detect continues to showcase the TRACER 1000 NTD and TRACER 1000 ETD at trade events in the U.S.

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We announced the formation of a new wholly-owned subsidiary, Pro-Control, and Astrotech’s entry into an exclusive license with Pro-Control to utilize our Astrotech Mass Spectrometer Technology™ (the “AMS Technology”) for industrial process control applications involving chemical distillation outside of the agriculture industry. Pro-Control uses advanced mass spectrometer instrumentation to monitor and control the production and operations of manufacturing processes using real-time, in-process samples.

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AgLAB Inc. (“AgLAB”) and SC Laboratories (“SC Labs”) entered into a master lease agreement providing for the joint marketing of the AgLAB 1000-D2™ mass spectrometer and the AgLAB Maximum Value Process™ (“MVP™”) testing method to SC Labs’ clients. SC Labs is an industry leader that provides the regulatory requirement of a Certificate of Analysis for all movement and sale of all processed cannabis CBD or THC oils.

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Astrotech presented the AgLAB MVP™ at MJBizcon. The MVP™ is an innovative process control system to increase the potency of ending-weight yields and revenue by 20% or more using AgLAB’s proprietary integration of the AMS Technology.

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Astrotech’s consolidated balance sheet remains strong with $31.9 million in cash and cash equivalents and liquid investments which is anticipated to support the Company’s research and development, organic growth, and potential acquisition targets.

“Our mission is to expand access to the precision of mass spectrometry for companies in our target markets. We intend to achieve our mission through simplification, customization, automation, and configuration to provide relevant real-time solutions. Our TRACER 1000 has been TSA approved for air cargo and is also on the GSA, and we are currently accepting orders. Both our NTDs and ETDs are being showcased at tradeshows around the U.S. Our gross profit is growing, and we look to increasing revenue in subsequent fiscal years,” stated Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. Pro-Control is developing the mass spectrometry technology for use in chemical manufacturing processes. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that that could indicate infections or critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530.

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	June 30,
	2024	2023
Revenue	$1,664	$750
Cost of revenue	913	444
Gross profit	751	306
Operating expenses:
Selling, general and administrative	7,241	5,775
Research and development	6,790	5,591
Total operating expenses	14,031	11,366
Loss from operations	(13,280)	(11,060)
Other income and expense, net	1,616	1,418
Loss from operations before income taxes	(11,664)	(9,642)
Income tax expense	(2)	—
Net loss	$(11,666)	$(9,642)
Weighted average common shares outstanding:
Basic and diluted	1,638	1,620
Basic and diluted net loss per common share:
Net loss per common share	$(7.12)	$(5.95)
Other comprehensive loss, net of tax:
Net loss	$(11,666)	$(9,642)
Available-for-sale securities:
Net unrealized gain (loss)	276	(254)
Total comprehensive loss	$(11,390)	$(9,896)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$10,442	$14,208
Short-term investments	21,474	27,919
Accounts receivable	77	225
Inventory, net:
Raw materials	2,038	1,379
Work-in-process	66	243
Finished goods	370	373
Income tax receivable	—	1
Prepaid expenses and other current assets	261	365
Total current assets	34,728	44,713
Property and equipment, net	2,763	2,670
Operating lease right-of-use assets, net	119	262
Other assets, net	30	30
Total assets	$37,640	$47,675
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$373	$546
Payroll related accruals	1,174	633
Accrued expenses and other liabilities	754	1,170
Lease liabilities, current	227	316
Total current liabilities	2,528	2,665
Accrued expenses and other liabilities, net of current portion	232	—
Lease liabilities, net of current portion	73	291
Total liabilities	2,833	2,956
Commitments and contingencies (Note 14)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at June 30, 2024 and 2023, respectively	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at June 30, 2024 and 2023 respectively; 1,712,045 and 1,692,045 shares issued at June 30, 2024 and 2023 respectively; 1,701,729 and 1,681,729 outstanding at June 30, 2024 and 2023, respectively	190,643	190,643
Treasury shares, 10,316 shares at June 30, 2024 and 2023, respectively	(119)	(119)
Additional paid-in capital	82,480	81,002
Accumulated deficit	(237,020)	(225,354)
Accumulated other comprehensive loss	(1,177)	(1,453)
Total stockholders’ equity	34,807	44,719
Total liabilities and stockholders’ equity	$37,640	$47,675